EXHIBIT 99.1

PRESS RELEASE

CSG Systems INTERNATIONAL reports

FIRST Quarter OF 2026 RESULTS

DENVER--(May 6, 2026) — CSG® (NASDAQ: CSGS) today reported results for the quarter ended March 31, 2026.

Financial Results:

First quarter 2026 financial results:

•
Total revenue was $313.7 million.
•
GAAP operating income was $35.1 million, or an operating margin of 11.2%, and non-GAAP operating income was $56.9 million, or a non-GAAP adjusted operating margin of 20.0%.
•
GAAP earnings per diluted share (EPS) was $0.83 and non-GAAP EPS was $1.37.
•
Cash flows used in operations were ($1.2) million, with non-GAAP adjusted free cash flow of $8.0 million.

Shareholder Returns:

•
CSG declared its quarterly cash dividend of $0.34 per share of common stock, or a total of approximately $10 million, to shareholders.

Plan of Merger

On October 29, 2025, CSG entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NEC Corporation, a company incorporated under the laws of Japan (“NEC”) and Canvas Transaction Company, Inc., a Delaware corporation and a wholly owned subsidiary of NEC (the “Merger”). On January 30, 2026, CSG’s stockholders approved the adoption of the Merger Agreement at the special meeting of CSG’s stockholders convened for such purpose. The Merger is expected to close by the end of 2026, subject to the satisfaction of the remaining customary closing conditions and required regulatory approvals.

CSG Systems International, Inc.

May 6, 2026

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
	2026	2025	Percent Changed
GAAP Results:
Revenue	$313,732	$299,453	4.8%
Operating Income	35,072	29,383	19.4%
Operating Margin Percentage	11.2%	9.8%
EPS	$0.83	$0.57	45.6%
Cash Flows from Operating Activities	(1,163)	11,469	(110.1%)
Non-GAAP Results:
Operating Income	$56,911	$51,475	10.6%
Adjusted Operating Margin Percentage	20.0%	19.0%
EPS	$1.37	$1.14	20.2%
Adjusted EBITDA	70,152	64,337	9.0%
Adjusted Free Cash Flow	7,983	7,068	12.9%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the first quarter of 2026 was $313.7 million, a 4.8% increase when compared to revenue of $299.5 million for the first quarter of 2025. The increase in revenue can be mainly attributed to the continued growth of CSG’s SaaS and related solutions.

GAAP operating income for the first quarter of 2026 was $35.1 million, or 11.2% of total revenue, compared to $29.4 million, or 9.8% of total revenue, for the first quarter of 2025, with the increase mainly attributed to the higher revenue generated in the first quarter of 2026, discussed above.

GAAP EPS for the first quarter of 2026 was $0.83, compared to $0.57 for the first quarter of 2025. The increase in GAAP EPS is mainly attributed to the higher GAAP operating income in the first quarter of 2026, discussed above, and foreign currency movements.

Non-GAAP Results: Non-GAAP operating income for the first quarter of 2026 was $56.9 million, or a non-GAAP adjusted operating margin of 20.0%, compared to $51.5 million, or a non-GAAP adjusted operating margin of 19.0% for the first quarter of 2025, with the increase mainly attributed to the higher revenue generated in the first quarter of 2026.

Non-GAAP EPS for the first quarter of 2026 was $1.37, compared to $1.14 for the first quarter of 2025. The increase in non-GAAP EPS is mainly due to higher non-GAAP adjusted operating income, discussed above, and foreign currency movements.

CSG Systems International, Inc.

May 6, 2026

Balance Sheet and Cash Flows

Cash and cash equivalents as of March 31, 2026 were $147.3 million compared to $180.0 million as of December 31, 2025. CSG had net cash flows provided by (used in) operations for the first quarters of 2026 and 2025 of ($1.2) million and $11.5 million, respectively, and had non-GAAP adjusted free cash flow of $8.0 million and $7.1 million, respectively.

Additional Information

For information about CSG, please visit CSG’s website at csgi.com. Additional information can be found in the Investor Relations section of the website.

About CSG

CSG empowers companies to build unforgettable experiences, making it easier for people and businesses to connect with, use and pay for the services they value most. Our customer experience, billing and payments solutions help companies of any size make money and make a difference. With our SaaS solutions, company leaders can take control of their future and tap into guidance along the way from our fiercely committed and forward-thinking CSGers around the world.

Want to be future-ready and a change-maker like the global brands that trust CSG? Visit csgi.com to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements relate to future events and typically address our expected future business and financial performance. All statements in this news release that are not historical facts are forward-looking statements. Words such as "expect," "anticipate," "intend," "plan," "aspire," "believe," "seek," "see," "will," "would," "may," "target," and similar expressions and variations or negatives of these words, typically identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements relative to the Company’s future plans and prospects, our financial condition, and our expectations concerning our business and the industries we serve, and the Company’s expectations, plans, intentions, strategies or prospects with respect to the proposed Merger.

Such forward-looking statements are neither promises nor guarantees, but involve a number of known and unknown risks, uncertainties and assumptions that may cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to: we derive a significant portion of our revenue from a limited number of customers, with approximately forty percent of our revenue from our two largest customers; fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates; our ability to maintain a reliable, secure computing environment; continued market acceptance of our products and services; our ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner; our ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations; our dependency on the global telecommunications industry, and in particular, the North American telecommunications industry; our ability to meet our financial expectations; increasing competition in our market from companies of greater size and with broader presence; our ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals; our ability to protect its intellectual property rights; our ability to conduct business in the international marketplace; our ability to comply with applicable U.S. and International laws and regulations; the ability of the parties to the Merger to complete the proposed Merger on the anticipated terms and timing, or at all; the satisfaction or waiver of other conditions to the completion of the proposed Merger; the risk that our stock price may fluctuate during the pendency of the proposed Merger and may decline if the proposed Merger is not completed; potential litigation relating to the proposed Merger that could be instituted against us or our directors, managers or officers, including the delay, expense or other effects of any outcomes related thereto; the risk that disruptions from the proposed Merger will harm our

CSG Systems International, Inc.

May 6, 2026

business, including current plans and operations, including during the pendency of the proposed Merger; our ability to retain, motivate, and hire key personnel; the diversion of management’s time and attention from ordinary course business operations to completion of the proposed Merger and integration matters; potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the proposed Merger; legislative, regulatory and economic developments; potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed Merger that could affect our financial performance; certain restrictions during the pendency of the proposed Merger that may impact our ability to pursue certain business opportunities or strategic transactions; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; the possibility that the proposed Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; unexpected costs, liabilities or delays associated with the Merger; the response of competitors to the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed Merger, including in circumstances requiring us to pay a termination fee; the ability to realize the anticipated benefits of the Merger, including the expected synergies and cost saving; the possibility that competing or superior acquisition proposals for the Company will be made; the risks identified Part I, Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.

Forward-looking statements are based on management’s beliefs, assumptions and expectations of future events and trends that are subject to risks and uncertainties. Forward-looking statements speak only as of the date made, and actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. We assume no obligation to update or revise any forward-looking statements except as required by federal securities laws.

For more information, contact:

John Rea, SVP, Head of Finance, Treasury, Investor Relations, and ESG Reporting

(210) 687-4409

E-mail: John.Rea@csgi.com

Kyle Fisher, Senior Manager, Treasury and Investor Relations

(303) 796-2851

E-mail: Kyle.Fisher@csgi.com

CSG Systems International, Inc.

May 6, 2026

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$147,324	$180,011
Settlement and merchant reserve assets	329,913	350,390
Trade accounts receivable:
Billed, net of allowance of $2,468 and $3,277	291,947	299,724
Unbilled	78,508	67,888
Income taxes receivable	2,648	3,443
Other current assets	40,158	36,227
Total current assets	890,498	937,683
Non-current assets:
Property and equipment, net of depreciation of $126,877 and $122,947	38,898	42,505
Operating lease right-of-use assets	15,953	16,278
Software, net of amortization of $158,044 and $154,240	16,894	19,716
Goodwill	322,770	324,706
Acquired customer contracts, net of amortization of $149,965 and $148,567	26,142	28,589
Customer contract costs, net of amortization of $51,922 and $50,245	72,361	71,613
Deferred income taxes	79,146	83,630
Other assets	18,733	19,887
Total non-current assets	590,897	606,924
Total assets	$1,481,395	$1,544,607
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Operating lease liabilities	$5,256	$4,837
Customer deposits	41,468	47,633
Trade accounts payable	46,156	45,281
Accrued employee compensation	58,944	81,001
Settlement and merchant reserve liabilities	326,724	348,257
Deferred revenue	56,470	50,738
Income taxes payable	2,174	1,116
Other current liabilities	45,766	71,941
Total current liabilities	582,958	650,804
Non-current liabilities:
Long-term debt, net of unamortized discounts of $9,693 and $10,548	540,307	539,452
Operating lease liabilities	20,033	21,152
Deferred revenue	25,925	29,480
Income taxes payable	2,338	2,371
Other non-current liabilities	15,893	17,649
Total non-current liabilities	604,496	610,104
Total liabilities	1,187,454	1,260,908
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 28,511 and 28,370 shares outstanding	722	721
Additional paid-in capital	535,739	532,885
Treasury stock, at cost; 42,371 shares	(1,243,972)	(1,243,972)
Accumulated other comprehensive income (loss):
Cumulative foreign currency translation adjustments	(51,876)	(45,042)
Accumulated earnings	1,053,328	1,039,107
Total stockholders' equity	293,941	283,699
Total liabilities and stockholders' equity	$1,481,395	$1,544,607

CSG Systems International, Inc.

May 6, 2026

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2026	March 31, 2025
Revenue	$313,732	$299,453

Cost of revenue (exclusive of depreciation, shown separately below)	161,805	154,498
Other operating expenses:
Research and development	42,999	40,902
Selling, general and administrative	67,748	62,289
Depreciation	3,999	5,013
Restructuring and reorganization charges	2,109	7,368
Total operating expenses	278,660	270,070
Operating income	35,072	29,383
Other income (expense):
Interest expense	(6,852)	(7,198)
Interest income	1,232	1,912
Loss on debt extinguishment	-	(453)
Other, net	2,809	(2,153)
Total other	(2,811)	(7,892)
Income before income taxes	32,261	21,491
Income tax provision	(8,368)	(5,361)
Net income	$23,893	$16,130

Weighted-average shares outstanding:
Basic	27,798	27,815
Diluted	28,886	28,267

Earnings per common share:
Basic	$0.86	$0.58
Diluted	0.83	0.57

CSG Systems International, Inc.

May 6, 2026

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net income	$23,893	$16,130
Adjustments to reconcile net income to net cash provided by (used in) operating activities-
Depreciation	3,999	5,013
Amortization	13,204	12,164
Loss on debt extinguishment	-	453
(Gain) loss on unrealized foreign currency transactions and other, net	(426)	522
Deferred income taxes	4,234	(2,067)
Stock-based compensation	6,822	8,404
Subtotal	51,726	40,619
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(1,975)	(4,838)
Other current and non-current assets and liabilities	(9,526)	(2,400)
Income taxes payable/receivable	1,816	4,529
Trade accounts payable and accrued liabilities	(45,738)	(33,074)
Deferred revenue	2,534	6,633
Net cash provided by (used in) operating activities	(1,163)	11,469

Cash flows from investing activities:
Purchases of software, property, and equipment	(1,742)	(4,401)
Proceeds from sale of software, property, and equipment	-	152
Net cash used in investing activities	(1,742)	(4,249)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	769
Payments of cash dividends	(18,537)	(9,460)
Repurchases of common stock	(3,967)	(22,396)
Deferred acquisition payments	-	(314)
Proceeds from long-term debt	-	150,625
Payments on long-term debt	-	(150,625)
Payments of debt financing costs	-	(2,258)
Payments on financing obligations	(2,206)	(590)
Settlement and merchant reserve activity	(21,386)	(70,211)
Net cash used in financing activities	(46,096)	(104,460)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	(4,178)	2,488

Net decrease in cash, cash equivalents, and restricted cash	(53,179)	(94,752)

Cash, cash equivalents, and restricted cash, beginning of period	532,186	506,763
Cash, cash equivalents, and restricted cash, end of period	$479,007	$412,011

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$9,919	$10,181
Income taxes	2,282	2,964

Non-cash investing and financing activities-
Software, property, and equipment included in current and non-current liabilities	9,040	11,526

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$147,324	$136,024
Settlement and merchant reserve assets	329,913	274,228
Restricted cash included in non-current assets	1,770	1,759
Total cash, cash equivalents, and restricted cash	$479,007	$412,011

CSG Systems International, Inc.

May 6, 2026

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	March 31, 2026		December 31, 2025		March 31, 2025
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$58,768	19%	$61,781	19%	$57,602	19%
Comcast	52,008	17%	52,248	16%	52,759	18%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Broadband/Cable/Satellite	48%	51%	50%
Telecommunications	17%	19%	17%
All other	35%	30%	33%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Americas	86%	84%	87%
Europe, Middle East and Africa	9%	11%	9%
Asia Pacific	5%	5%	4%
Total revenue	100%	100%	100%

CSG Systems International, Inc.

May 6, 2026

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP adjusted free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

• Certain internal financial planning, reporting, and analysis;

• Forecasting and budgeting;

• Certain management compensation incentives; and

• Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

• A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

• Consistency and comparability with CSG’s historical financial results; and

• Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

• Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

• The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

• Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

• Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

• Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

May 6, 2026

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Executive transition costs	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X	X
Earn-out compensation	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Gain (loss) on debt extinguishment/conversion	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG’s Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.
•
Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.
•
Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement. These types of costs are not considered reflective of CSG’s recurring business operating results. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

May 6, 2026

•
Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs. Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions and mergers, and thus, are not considered reflective of CSG’s recurring business operating results. The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation. In addition, the timing of these expenses may not directly correlate with underlying performance of CSG’s operations. Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

• Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•
Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes. These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

May 6, 2026

CSG also reports non-GAAP adjusted EBITDA and non-GAAP adjusted free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above. Additionally, management uses non-GAAP adjusted free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP adjusted free cash flow as net cash flows from operating activities before earn-out compensation payments related to acquisitions less the purchases of software, property, and equipment.

Non-GAAP Financial Measures

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of CSG’s non-GAAP adjusted operating margin percentage, for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended March 31,
	2026	2025
Non-GAAP Operating Income
GAAP operating income	$35,072	$29,383
Restructuring and reorganization charges (1)	2,109	7,368
Acquisition-related expenses:
Amortization of acquired intangible assets	3,107	3,453
Earn-out compensation	-	2,559
Transaction-related costs	9,688	-
Stock-based compensation (1)	6,935	8,712
Non-GAAP operating income	$56,911	$51,475

Non-GAAP Adjusted Operating Margin Percentage
Revenue	$313,732	$299,453
Less: Transaction fees (2)	(29,350)	(27,901)
Revenue less transaction fees	$284,382	$271,552
Non-GAAP adjusted operating margin percentage	20.0%	19.0%
(1)
Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on CSG’s Income Statement.
(2)
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG's Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.

CSG Systems International, Inc.

May 6, 2026

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	March 31, 2026		March 31, 2025
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$23,893	$0.83	$16,130	$0.57
GAAP income tax provision (3)	8,368		5,361
GAAP income before income taxes	32,261		21,491
Restructuring and reorganization charges (1)	2,109		7,368
Acquisition-related expenses:
Amortization of acquired intangible assets	3,107		3,453
Earn-out compensation	-		2,559
Transaction-related costs	9,688		-
Stock-based compensation (1)	6,935		8,712
Loss on debt extinguishment	-		453
Non-GAAP income before income taxes	54,100		44,036
Non-GAAP income tax provision (3)	(14,606)		(11,890)
Non-GAAP net income	$39,494	$1.37	$32,146	$1.14

(3)
For the quarters ended March 31, 2026 and 2025, the GAAP effective income tax rates were approximately 26% and 25%, respectively, and the non-GAAP effective income tax rates were 27% in each period.

(4) The outstanding diluted shares for the quarters ended March 31, 2026 and 2025 were 28.9 million and 28.3 million, respectively.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended
	March 31,
	2026	2025
GAAP net income	$23,893	$16,130
GAAP income tax provision	8,368	5,361
Interest expense (5)	6,852	7,198
Loss on debt extinguishment	-	453
Interest income and other, net	(4,041)	241
GAAP operating income	35,072	29,383
Restructuring and reorganization charges (1)	2,109	7,368
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	3,107	3,453
Earn-out compensation	-	2,559
Transaction-related costs	9,688	-
Stock-based compensation (1)	6,935	8,712
Amortization of other intangible assets (6)	3,262	3,187
Amortization of customer contract costs (6)	5,980	4,662
Depreciation (1)	3,999	5,013
Non-GAAP adjusted EBITDA	$70,152	$64,337
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	24.7%	23.7%

(5) Interest expense includes amortization of deferred financing costs as provided in Note 6 below.

CSG Systems International, Inc.

May 6, 2026

(6) Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended
	March 31,
	2026	2025
Amortization of acquired intangible assets	$3,107	$3,453
Amortization of other intangible assets	3,262	3,187
Amortization of customer contract costs	5,980	4,662
Amortization of deferred financing costs	855	862
Total amortization	$13,204	$12,164

Non-GAAP Adjusted Free Cash Flow:

CSG’s calculation of non-GAAP adjusted free cash flow and the reconciliation of CSG’s non-GAAP adjusted free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended
	March 31,
	2026	2025
Cash flows from operating activities	$(1,163)	$11,469
Earn-out compensation payments	10,888	-
Purchases of software, property, and equipment	(1,742)	(4,401)
Non-GAAP adjusted free cash flow	$7,983	$7,068